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                                                                    Exhibit 10.6



CERTIFICATION OF CONTRACT

TITLE:   Microsoft Licenses & Maintenance BID NO.: 48-252-001-K
                                 (Rev 31 Mar 99)


CONTRACTOR(S): Wareforce, Inc. (A)
CONTRACT NO.: 252-001-97-1


EFFECTIVE: April 1, 1997 through March 31, 2000


SUPERSEDES: 250-801-95-1



     ANY QUESTIONS, SUGGESTIONS, OR CONTRACT SUPPLIER PROBLEMS WHICH MAY ARISE SHALL BE BROUGHT TO THE ATTENTION OF KAREN ESSER AT (850) 488-7804 SUNCOM 278-7804 E-Mail: esserk@dms state.fl us

A. AUTHORITY - Upon affirmative action taken by the State of Florida Department of Management Services on March 31, 1997, a contract has been executed between the State of Florida and the designated contractors.

B. EFFECT - This contract was entered into to provide economies in the purchase of Microsoft Licenses & Maintenance by all State of Florida agencies and institutions. Therefore, in compliance with Section 287.042, Florida Statutes, all purchases of these commodities shall be made under the terms, prices, and conditions of this contract and with the suppliers specified.

C. ORDERING INSTRUCTIONS - All purchase orders shall be issued in accordance with the attached ordering instructions. Purchaser shall order at the prices indicated, exclusive of all Federal, State and local taxes.

     All contract purchase orders shall show the Division of Purchasing contract number, product number, quantity, description of item, with unit prices extended and purchase order totaled. _


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     (This requirement may be waived when purchase is made by a blanket purchase-order.)

TITLE: Microsoft Licenses & Maintenance
                        BID NO.: 48-252-001-K

CONTRACT NO.: 252-001-97-1

EFFECTIVE: April 1, 1997 through March 3l,1999
CONTRACTOR(S): Wareforce, Inc. (A)
SUPERSEDES: 250-801-95-1

     ANY QUESTIONS, SUGGESTIONS, OR CONTRACT SUPPLIER PROBLEMS WHICH MAY ARISE SHALL BE BROUGHT TO THE ATTENTION OF KAREN ESSER AT (904) 488-7804 SUNCOM 278-7804.

A. AUTHORITY - Upon affirmative action taken by the State of Florida Department of Management Services on March 31, 1997, a contract has been executed between the State of Florida and the designated contractors.

B. EFFECT - This contract was entered into to provide economies in the purchase of Microsoft Licenses & Maintenance by all State of Florida agencies and institutions. Therefore, in compliance with Section 287.042, Florida Statutes, all purchases of these commodities shall be made under the terms, prices, and conditions of this contract and with the suppliers specified.

C. ORDERING INSTRUCTIONS - All purchase orders shall be issued in accordance with the attached ordering instructions. Purchaser shall order at the prices indicated, exclusive of all Federal, State and local taxes.

     All contract purchase orders shall show the Division of Purchasing contract number, product number, quantity, description of item, with unit prices extended and purchase order totaled. (This requirement may be waived when purchase is made by a blanket purchase order.)


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PURPOSE

The purpose of this bid is to establish a twenty-four (24) month contract for the purchase of all Microsoft Software Licenses and Upgrade Advantage offered under Microsoft Select by all State of Florida agencies and other eligible users in accordance with Eligible Users paragraph, General Conditions. It is anticipated that the contract will be effective from April 1, 1997 through March 31, 1999

FEDERAL GOVERNMENT AGENCIES

In addition to "Eligible Users" paragraph, General Conditions, use of State contracts shall be available to Federal agencies which may desire to purchase under the terms and conditions of the contract.

OPTIONAL CONTRACT USAGE

In addition to the eligible users referenced above and with the consent of the successful bidder(s) purchases may be made under the terms and conditions of this Invitation to Bid/Request for Proposal, by governmental entities located outside the State of Florida. Appropriate governmental entities' purchasing laws, rules and regulations shall apply to purchases made under this contract.

ESTIMATED QUANTITIES

It is anticipated that the State of Florida agencies, and other eligible users, will expend approximately 2.5 million annually under any contract resulting from this bid. These estimated figures are given only as a guideline for preparing your bid and should not be construed as representing actual figures under the contract.

SPECIAL ACCOMMODATION

Any person requiring a special accommodation at the Division of Purchasing because of a disability should call the Division of Purchasing at (904) 488-8440 at least five (5) workdays prior to


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the bid opening. If you are hearing or speech impaired, please contact the
Division by using the Florida Relay Service which can be reached at 1 (800) 955-8771 (TDD).

TECHNICAL SPECIFICATIONS

1. The software and accessories/peripherals specified in this bid will be installed by the end users.

2. All bids must provide a manufacturer's cost plus percentage based on the Microsoft products listed on the retail price list(s) included with this bid. The winning bidder will be verified by the Division of Purchasing to be a qualified Microsoft Large Account Reseller.

3.   The bidder must bid the latest version of all software.

4. Options to purchase Microsoft's official documentation and diskettes must be included In bid; 3-1/2", 5-1/4", and CD-ROM disk sets, per product pool (Applications, Systems, Server), if applicable.

5. Products and upgrade advantage to be bid under the MASTER AGREEMENT include all software offered under MICROSOFT CORPORATE SELECT and MICROSOFT EDUCATION SELECT.

6. Competitive upgrade products available to the end users are listed on the Microsoft Select Price List, dated January 1, 1997 and the Microsoft Education Price List, dated January 1, 1997.


Bidder is urged to offer additional discounts for one time delivery of large single orders of any assortment of items in the space provided on the price sheets. Such discounts will not be considered in evaluation of bid.

SALES PROMOTIONS

A contractor, during the term of the contract, may lower prices of products on the contract, for a specified period of time. The contractor shall document sales promotions to and receive approval of the Division of Purchasing, prior to offering sales promotions to contract users. Documentation of sales promotions shall specify starting and ending dates of the promotion, specify


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list prices and promotional prices, and shall contain a statement that the promotional prices are available to all contract users. Sixty (60) days is established as the minimum period of time for which a sales promotion can be offered. Sale pricing shall be made available on contract items only and promoted to all users of the contract. Evidence of offering of a sales promotion to a contract user prior to the submittal to and approval of the Division of Purchasing shall subject the contractor to removal from the contract.

NO SUBSTITUTIONS

The types/versions of software specified in the Invitation to Bid are compatible with other systems/software currently installed. Therefore, NO SUBSTITUTES ALLOWED. Compatibility with existing software allows for warehousing of supplies as well as technical and upgrade advantage support peripheral software.

RESPONSIBILITIES

The successful bidder shall act as "Agent of Record" during the term of the contract and shall maintain and update the licensing records of each eligible agency that purchases from the resultant contract. If an Enrollment Form is required by Microsoft, the bidder will be responsible to contact each agency, upon receipt of that agency's initial purchase order to have the agency complete the form. In turn, the agencies shall designate a liaison to maintain pertinent records and inform the Agent of Record of any changes.

SOFTWARE

All current and future Microsoft Software Licenses shall be bid under the MICROSOFT SELECT MASTER AGREEMENT and MICROSOFT EDUCATION SELECT MASTER AGREEMENT, for the term of the contract.

The contractor shall take out and maintain during the life of this agreement, Worker's Compensation Insurance for all of his employees connected with the work of this project and, in case any work is sublet, the contractor shall require the


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subcontractor similarly to provide Worker's Compensation Insurance for all of the latter's employees unless such employees are covered by the protection afforded by the contractor. Such insurance shall comply fully with the Florida Worker's Compensation law. In case any class of employees engaged in hazardous work under this contract at the site of the project is not protected under the Workmen's Compensation statute, the Contractor shall provide, and cause each subcontractor to provide, adequate insurance, satisfactory to the Purchaser, for the protection of his employees not otherwise protected.

EVALUATION & AWARD

Bids will be evaluated and awarded statewide, to a single Large Account Reseller
(USA), qualified to sell products and upgrade advantage listed on the price lists included with this bid, offering the lowest responsive and responsible cost plus (%) percentage based on the manufacturer's price at MVLP-D 50,000 unit level.

The award will be based on the lowest net delivered cost offered on a predetermined category or categories. The category or categories will be announced at the time of the bid opening. All other provisions of Awards paragraph, General Conditions, shall prevail.